Exhibit 99.1

OLAPLEX Acquires Biotech Company Purvala

Ten years after launch, OLAPLEX’s first acquisition demonstrates its commitment to product innovation

NEW YORK, NY, August 26, 2025 – Olaplex Holdings, Inc. (NASDAQ: OLPX) (“OLAPLEX” or the “Company”) today announced the acquisition of Purvala Bioscience, a Boston-based biotech company. This marks the first acquisition from OLAPLEX since the brand launched over ten years ago with a breakthrough product formulation and a new-to-market philosophy around bond building in haircare.

Purvala is a Boston-based company founded by Dr. Bradley Olsen that seeks to develop transformative bioinspired technologies with applications across the health and beauty industries. Since its launch in 2020, Purvala has focused on the creation of high-performing molecules inspired by naturally occurring biological structures. In addition to his leadership role at Purvala, Dr. Olsen also serves as a Professor of Chemical Engineering at MIT.

“Since the very beginning, OLAPLEX was founded on the concept of innovation, with its original groundbreaking technology designed to empower stylists and their clients to achieve transformative results,” said OLAPLEX CEO Amanda Baldwin. “Scientific breakthroughs are what continue to inspire us as we remain committed to delivering the best possible products for our stylist community and our consumers. What we’ve accomplished to-date has already left such a meaningful impact on our industry, and we believe that with Purvala we have the potential to create the next generation of disruptive science-backed product innovation alongside our patent-protected bond-building technology, Bis-amino.”

For more information, visit Olaplex.com.

About OLAPLEX

OLAPLEX is a foundational health and beauty company powered by breakthrough innovation and the professional hairstylist. Born in the lab and brought to the chair, our products are designed to enable Pros and their clients to achieve their best results and to provide consumers with a holistic healthy hair regimen. Founded in 2014, OLAPLEX revolutionized prestige hair care with its category creating Complete Bond Technology™, which works by protecting, strengthening and relinking all three bonds during and after hair services. Since then, OLAPLEX has expanded into a full suite of hair health formulas. OLAPLEX’s award-winning products are sold globally through an omnichannel model serving the professional, specialty retail, and direct-to-consumer channels.

Forward-Looking Statements

This press release contains forward-looking statements with respect to, among other things, Olaplex’s plans for the development of Purvala’s technologies; and the potential to create next generation, disruptive science-backed products. These forward-looking statements are subject to a number of risks and uncertainties. Our management cannot predict all risks, nor can we assess the impact of all factors on the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in or implied by any forward-looking statements we may make. In light of these risks and uncertainties, the forward-looking events and circumstances discussed in this press release may not occur and actual results could differ materially and adversely from those anticipated in or implied by the forward-looking statements. Factors that could cause actual results to differ materially include: risks and uncertainties related to the development of the Purvala technologies, including the ability to integrate the technologies into next generation Olaplex products; the risk that we may not be able to realize the expected benefits of the acquisition of Purvala; risks related to the ability to further grow and enhance our product offerings for our stylist community and our customers; and other factors described in our filings with the Securities and Exchange Commission (the “SEC”), including under the heading “Risk Factors” in our Annual Report on Form 10-K for the year ended December 31, 2024, filed with the SEC on March 4, 2025, Quarterly Reports on Form 10-Q for the period ended March 31, 2025 filed with the SEC on May 8, 2025 and the period ended June 30, 2025 filed with the SEC on August 7, 2025, and comparable disclosure in our subsequent filings with the SEC. We will make information available in our annual and quarterly reports and other filings with the SEC. The forward-looking statements in this press release speak only as of the date of this press release. Factors or events that could cause our actual results to differ may emerge from time to time, and we are not able to predict all of them. We undertake no obligation to update any forward-looking statement, whether as a result of new information, future developments or otherwise, except as may be required by applicable law.